UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MATTHEWS INTERNATIONAL FUNDS

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 550

San Francisco, CA 94111

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
Matthews Emerging Markets ex China Active ETF, $0.001 par value per share	NYSE Arca, Inc.	88-4167138

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 033-78960

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value, of the Matthews Emerging Markets ex China Active ETF, a series of Matthews International Funds (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 101 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 033-78960; 811-08510) filed on December 30, 2022, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

1. The Trust’s Trust Instrument and Certificate of Trust is included as Exhibit (a)(1) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 033-78960; 811-8510), as filed with the Securities and Exchange Commission on December 26, 1996.

2. The Trust’s By-Laws are included as Exhibit (b) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 033-78960; 811-8510), as filed with the Securities and Exchange Commission on December 26, 1996.

3. The Trust’s Articles II and VII of the Trust Instrument are included as Exhibit (c) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 033-78960; 811-8510), as filed with the Securities and Exchange Commission on December 26, 1996.

4. Amendment No. 1 to Trust Instrument is included as Exhibit (a)(2) to Post-Effective Amendment No. 97 to the Trust’s Registration Statement on Form N-1A (File Nos. 033-78960; 811-8510), as filed with the Securities and Exchange Commission on June 30, 2022.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 5th day of January, 2023.

MATTHEWS INTERNATIONAL FUNDS

By:	/s/ John McGowan
Name:	John McGowan
Title:	Vice President and Secretary